Exhibit 10.02


                                                           5,000,000 SHARES
                                                            OF COMMON STOCK

                           PLASTICS MFG. COMPANY
                          A WISCONSIN CORPORATION
                           W188 N11707 MAPLE ROAD
                        GERMANTOWN, WISCONSIN 53022

                                STOCK OPTION

     For value received, MARK SELLERS AND ASSIGNS, the Optionee of this Option contract (the "Option"), may call upon PLASTICS MFG. COMPANY, the Optionor of this Option, to sell to the Optionee Five Million (5,000,000) shares of the Common Stock (the "Shares") of PLASTICS MFG. COMPANY (the "Corporation") at a price of $12.00 per share (the "Strike Price").

     1. EXERCISE. This Option can be exercised only on or before December 31, 2011. Exercise may be made in a series of exercised steps, but not less than 10,000 shares may be exercised at any one time.

     2.   EXPIRATION.  The expiration date of the Option is December 31,
 2011.

     3. PRESENTMENT. This Option must be presented to the Optionor at the time of exercise of this Option. This Option must be exercised in writing.

     4. CONDITIONS. This Option is subject to the terms and conditions on the reverse side hereof.

     5. COMMITMENT. The Optionor agrees to carry out and perform all of the obligations of this Option, in accordance with the terms and conditions hereof.

     Dated this 2nd day of January, 2002.

                              PLASTICS MFG. COMPANY, OPTIONOR



                              By:  MARK G. SELLERS
                                   Mark G. Sellers, President